UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2002

Republic Resources, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 0-6580

Nevada                                                                                                                                    87-0285520
(State or other jurisdiction of                                                                                                 (I.R.S. Employer Identification No.)
incorporation or organization)

743 Horizon Court, Suite 333, Grand Junction, Colorado        81506-8715
(Address of principal executive offices)                                 Zip Code

     Registrant's telephone number, including area code: (970) 245-5917

Item 1.     CHANGES IN CONTROL OF REGISTRANT.

        On June 24, 2002, Registrant completed the acquisition of EnviroWall, Inc., a Louisiana corporation (“EnviroWall”), as described in Item 2 below. As consideration for the acquisition of EnviroWall, Registrant issued to the sole stockholder of EnviroWall and persons designated or assigned by him, a total of 7,848,000 shares of Registrant’s common stock. In addition, Registrant issued 1,700,000 shares of its common stock in exchange for cancellation of an outstanding convertible note of EnviroWall owed to David A. Melman, a director of Registrant. At the time of completion of the transaction, as contemplated by the parties, Registrant issued, or became obligated to issue, a total of 255,000 shares of its common stock in exchange for cancellation of outstanding common stock purchase warrants held by four directors of Registrant.

        EnviroWall became a wholly-owned subsidiary of Registrant effective at the completion of the transaction. Also effective at the completion of the transaction, directors Homer C. Osborne and J. Peter Koonce resigned and were replaced by Louis B. "Buddy" Breaux, the President of EnviroWall, Inc., and Dr. Clyde W. Frank, Ph.D., representing two of Registrant's four person Board of Directors.

        The completion of the acquisition of EnviroWall, Inc. was subject, among other matters, to the receipt by Registrant of at least $500,000 in proceeds from the sale of shares of Registrant’s common stock in a private placement. Simultaneously with the completion of the acquisition of EnviroWall, Registrant issued 2.0 million shares of its common stock to 14 accredited investors.

        Following completion of the acquisition of EnviroWall, and issuance of the additional shares of common stock described above, the following shows the individuals who may be deemed to have acquired control of Registrant as a result of the transaction, including the number of shares held at the completion of the transaction and the percentage of outstanding common stock of Registrant held as of that time.

                                                                    Name                                                              Number of Shares                                          Percentage

Louis B. “Buddy” Breaux	7,208,000	37.7%
Lloyd Robert Moffett, Jr.	160,000	0.8%
Judy Moffett	160,000	0.8%
Gayle Moffett Roberts	160,000	0.8%
Jayne Moffett Bastoe	160,000	0.8%
David A. Melman	1,710,000	8.9%

        Registrant’s officers from and after the completion of the acquisition transaction are as follows:

Chairman	David A. Melman
President	David A. Melman
Secretary	Louis B. Breaux
Treasurer & CFO	Patrick J. Duncan
Assistant Secretary	Marilyn L. Adams

        Registrant’s directors from and after the completion of the acquisition transaction are as follows:

Patrick J. Duncan David A. Melman Louis B. “Buddy” Breaux Dr. Clyde W. Frank, Ph.D.

        Registrant and Louis B. “Buddy” Breaux, who was the sole shareholder of EnviroWall, have an understanding pursuant to which Mr. Breaux may, at his sole election, at any time after August 1, 2002, add one person, designated by Mr. Breaux, to Registrant’s Board of Directors.

Item 2.     ACQUISTION OR DISPOSITION OF ASSETS.

        On June 24, 2002, Registrant completed the acquisition of EnviroWall, Inc., a Louisiana corporation (“EnviroWall”), as described by Registrant in the Form 8-K filed April 29, 2002. The acquisition from the sole shareholder, Louis B. Breaux, was completed under the Stock Purchase Agreement dated April 16, 2002, and the Registrant issued 9,548,000 shares of its common stock in exchange for all outstanding common stock of EnviroWall and 1,710,000 shares in exchange for a convertible note of EnviroWall held by David A. Melman, a director of Registrant. EnviroWall is private company headquartered in New Orleans, Louisiana, which holds several patents and application technologies to contain, capture and/or remediate contaminated ground water. These technologies have brought applications ranging from simple containment and control of contaminated ground water to more complex designs for ground water manipulation and treatment. Registrant intends to provide environmental remediation and groundwater containment services to customers.

        Registrant and the sole shareholder of EnviroWall negotiated the terms of the acquisition of EnviroWall and arms-length based on the parties’ relative values, prospects and current assets.

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     Financial statements of EnviroWall, Inc.

        The financial statements required by this item will be filed on or before 60 days from the date this report was required to be filed.

        (b)     Pro Forma Financial Information.

        The pro forma financial information will be filed on or before 60 days from the date this report was required to be filed.

        (c)     Exhibits.

Exhibit 10.1 Stock Purchase Agreement dated April 16, 2002.

Exhibit 10.2 Amendment to Stock Purchase Agreement dated April 30, 2002.

Exhibit 10.3 Amendment to Stock Purchase Agreement dated May 20, 2002.

Exhibit 10.4 Closing Memorandum dated June 24, 2002.

Exhibit 99 News Release dated July 9, 2002.

Item 9.     REGULATION FD DISCLOSURE.

        Attached as Exhibit 99 is a copy of a news release describing Dr. Clyde W. Frank, Ph.D, a new director of Registrant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                      REPUBLIC RESOURCES, INC.

Date                     July 8, 2002                                                                     By: /s/ Patrick J. Duncan
                                                                                                                          Patrick J. Duncan, President